Exhibit 16


                     [Deloitte & Touche LLP Letterhead]



                                                April 29, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of USN Communications, Inc. dated April 29, 1999.


Yours truly,

/s/ Deloitte & Touche LLP